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                                                                      Exhibit 5

                   [MOSKOWITZ ALTMAN & HUGHES LLP LETTERHEAD]

                                                   June 9, 1995

Rainbow Technologies, Inc.
50 Technology
Irvine, CA 92718

Att: Walter Straub, President

Gentlemen:

     This letter refers to the Registration Statement on Form S-8 being filed by Rainbow Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the offering of up to 750,000 shares of the Company's Common Stock, $.001 par value, pursuant to the Restated 1990 Stock Option Plan (the "Plan").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the Plan and issuance of the Common Stock, and such other instruments and documents as we deemed relevant under the circumstances.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company will, when sold pursuant to the Registration Statement and the resolutions of the Board of Directors authorizing the same, be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not

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MOSKOWTIZ ALTMAN & HUGHES LLP

Rainbow Technologies, Inc.
June 9, 1995
Page 2

thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

    We are delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                       Very truly yours,


                                       MOSKOWITZ ALTMAN & HUGHES LLP



                                       By: /s/ Stanley Moskowitz
                                           --------------------------
                                               Stanley Moskowitz